EXHIBIT 99.1
PubMatic Announces Record First Quarter 2024 Financial Results

Revenue and adjusted EBITDA exceeded guidance;
Delivered accelerated year-over-year revenue growth of 20%;
Net loss of $(2.5) million or (4)% margin;
Adjusted EBITDA of $15.1 million or 23% margin, more than double from Q1 2023;
Supply Path Optimization represented 50% of total activity;
Generated $24.3 million in cash from operating activities and tripled free cash flow over Q1 2023 to $16.3 million
NO-HEADQUARTERS/REDWOOD CITY, Calif., May 7, 2024 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future, today reported record financial results for the first quarter ending March 31, 2024.

“We delivered another quarter of outstanding results, with accelerated revenue growth of 20%, highlighting our strong customer relationships, our breadth of solutions and growth across all formats and channels,” said Rajeev Goel, co-founder and CEO at PubMatic. “The digital supply chain of the future we are building brings new opportunities that are best addressed on the sell-side of the ecosystem, which sits closest to the consumer. These opportunities, including the need for increased innovation and efficiency, changing privacy regulations, and an onslaught of new ad inventory from CTV and commerce media, require deep and specialized technology. Customers and partners like Instacart, Klarna, Roblox and GroupM are choosing to build their ad businesses on PubMatic technology. We've spent 17 years building differentiated solutions and we believe our competitive moat is widening while our logo list continues to grow.”
First Quarter 2024 Financial Highlights
•Revenue in the first quarter of 2024 was $66.7 million, up 20% compared to the same period of 2023;
•Net dollar-based retention1 was 106% for the trailing twelve-months ended March 31, 2024, compared to 105% in the comparable trailing twelve-month period a year ago;
•GAAP net loss was $(2.5) million with a margin of (4)%, or $(0.05) per diluted share in the first quarter, compared to GAAP net loss of $(5.9) million with a margin of (11)%, or $(0.11) per diluted share in the same period of 2023;
•Adjusted EBITDA was $15.1 million, or 23% margin, an increase over $7.4 million, or a 13% margin, in the same period of 2023;
•Non-GAAP net income was $4.8 million, or $0.09 per diluted share in the first quarter, compared to Non-GAAP net loss of $(0.1) million, or $0.00 per diluted share in the same period of 2023;
•Net cash provided by operating activities was $24.3 million, a 90% increase over $12.8 million in the same period of 2023;
1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended March 31, 2023 (Prior Period Revenue). We then calculate the revenue from these same publishers in the trailing twelve months ended March 31, 2024 (Current Period Revenue). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods

•Total cash, cash equivalents, and marketable securities of $174.1 million as of March 31, 2024 with no debt;
•From January 1, 2024 through April 30, 2024, used $20.1 million in cash to repurchase 1.1 million shares of Class A common stock. In 2023, 4.0 million shares were repurchased for a total of $59.3 million. We have $95.6 million remaining in the repurchase program through December 31, 2025.

The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Business Highlights
Revenue growth across all formats and channels
•Diversified across more than 20 advertiser verticals. The top 10 ad verticals, in aggregate, grew 20% year-over-year.
•Monetized impressions in Q1 2024 increased 17% over Q1 2023
•Revenue from high value formats and channels, mobile display and omnichannel video2 grew 26% over Q1 2023 and represented 77% of total revenue in the quarter, up 6 percentage points over Q1 2023.
•Revenue from omnichannel video, which includes CTV, grew over 33% year-over-year in Q1 2024.

Scaled access to premium inventory, audiences and data attracts increased buyer demand
•Supply Path Optimization represented 50% of total activity on our platform in Q1 2024, up from over 35% a year ago, driven by Activate and multi-year, strategic partnerships with top ad agencies and advertisers.
•PubMatic’s strength in SPO, private marketplace and programmatic guaranteed fueled new partnerships with marquee CTV streamers including DISH Media, Vevo and Virgin Media UK.
•Expanded into a new category of content creators and partnered with immersive platform Roblox to enable programmatic media buying of Roblox’s video advertising inventory. The partnership will allow more brands to seamlessly reach Roblox’s global community while enabling Roblox to gain scaled access to premium brand advertising demand.
•Recently announced a first-of-its-kind solution with GroupM in which together we are delivering AI generated cohort-based audience segments customized for each advertiser client. Through use of first party data and alternative data signals, buyers across the open internet are moving toward higher value impressions and away from third-party cookies.
•Increased buyer demand, adding Wpromote, a top independent advertising agency, as a preferred SPO partner to drive efficiency and maximize performance across the open internet.
•Partnered with Instacart to power and enhance offsite media buys across channels, including CTV and premium video. Through Convert, our commerce media platform, Instacart enables ad buyers to leverage their first-party retail media data to reach audiences offsite and drives sales.
•Recently partnered with Klarna, the global payments company, to bring PubMatic’s breadth of exclusive ad demand directly to their native mobile app inventory.

2024 operating priorities include investments for growth and continued efficiency gains
•Aligned with our growth investments, increased global headcount by 11% in Q1 2024 on a year-over-year basis, adding new team members across product management, engineering and go-to-market teams in order to accelerate long-term revenue growth.
•Infrastructure optimization initiatives combined with limited capex, drove nearly 57.9 trillion impressions processed in Q1 2024, an increase of 25% over Q1 2023.
•Cost of revenue per million impressions processed decreased 10% on a trailing twelve month period, as compared to the prior period.

2 Omnichannel video spans across desktop, mobile and CTV devices.

“Continuing our momentum from Q4, in the first quarter, we accelerated revenue growth, while delivering strong margins and free cash flow. Excluding revenue from Yahoo’s owned and operated inventory, revenue grew an impressive 25% over last year. Monetized impressions continued to grow across all formats and channels as the need from publishers and ad buyers for our differentiated sell-side technology increases,” said Steve Pantelick, CFO at PubMatic. “We are making steady progress on our 2024 key operating priorities which include increasing investment for revenue growth acceleration, delivering cost efficiencies, and generating strong free cash flow. As a result, we are raising our full year guidance. At the midpoints, we expect year-over-year revenue growth to be 12%, and adjusted EBITDA margin to be approximately 31%.”
Financial Outlook

Our Q2 and full year outlook reflects a balance between our growth trajectory and an anticipated headwind as one of our top DSPs plans to revise its bidding approach. We anticipate offsetting this headwind as the year progresses with continued strong underlying growth across ad formats, channels, and regions, as well as emerging revenue streams. Further, our outlook assumes that general market conditions do not significantly deteriorate as it relates to current macroeconomic and geopolitical conditions.

Accordingly, we estimate the following:
For the second quarter of 2024, we expect the following:
•Revenue to be between $69 million to $71 million.
•Adjusted EBITDA to be in the range of $17 million to $19 million, representing approximately a 26% margin at the midpoint.

For the full year 2024, we are raising revenue and adjusted EBITDA guidance and expect the following:
•Year-over-year revenue to be between $296 million and $304 million, representing approximately 12% growth at the midpoint.
•Adjusted EBITDA to be in the range of $90 million to $94 million, representing approximately 31% margin at the midpoint.
•Free cash flow to be in line with 2023
•CapEx to be in the range of $16 million – $18 million
Although we provide guidance for adjusted EBITDA and free cash flow, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Tuesday, May 7, 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income (loss), we believe that adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense, depreciation and amortization, unrealized gain, loss or impairment of equity investment, interest income, acquisition-related and other expenses, and provision for (benefit from) income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue. We define non-GAAP net income as net income (loss) adjusted for unrealized (gain) loss on equity investments, stock-based compensation expense, acquisition-related and other expenses, and adjustments for income taxes. We define non-GAAP free cash flow as net cash provided by operating activities reduced by purchases of property and equipment and capitalized software development costs.
In addition to operating income and net income, we use adjusted EBITDA, non-GAAP net income, and free cash flow as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA and non-GAAP net income are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, and provision for (benefit from) income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired; and,
•Our management uses adjusted EBITDA, non-GAAP net income, and free cash flow in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance [or, in the case of free cash flow, as a measure of liquidity], and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net income does not include: (a) unrealized gains/losses resulting from our equity investment; (b) the potentially dilutive impact of stock-based compensation; (c) income tax effects for stock-based compensation and unrealized gains/losses from our equity investment; or (d) acquisition-related and other expenses.
Because of these and other limitations, you should consider adjusted EBITDA, non-GAAP net income, and free cash flow along with other GAAP-based financial measures, including net income (loss) and cash flow from operating activities, and our GAAP financial results.

Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for the second quarter of 2024 and revenue, adjusted EBITDA margin, free cash flow and capital expenditures for full year 2024, our expectations regarding our total addressable market, future market growth, and our ability to gain market share. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the war between Ukraine and Russia and the ongoing conflict between Israel and Palestine, and the related measures taken in response by the global community; the impacts of inflation as well as fiscal tightening and rising interest rates; public health crises, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which are available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. All information in this press release is as of May 7, 2024. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic is an independent technology company maximizing customer value by delivering digital advertising’s supply chain of the future. PubMatic’s sell-side platform empowers the world’s leading digital content creators across the open internet to control access to their inventory and increase monetization by enabling marketers to drive return on investment and reach addressable audiences across ad formats and devices. Since 2006, PubMatic’s infrastructure-driven approach has allowed for the efficient processing and utilization of data in real time. By delivering scalable and flexible programmatic innovation, PubMatic improves outcomes for its customers while championing a vibrant and transparent digital advertising supply chain.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$80,194	$78,509
Marketable securities	93,887	96,835
Accounts receivable, net	303,284	375,468
Prepaid expenses and other current assets	11,540	11,143
Total current assets	488,905	561,955
Property, equipment and software, net	56,550	60,729
Operating lease right-of-use assets	23,473	21,102
Acquisition-related intangible assets, net	5,469	5,864
Goodwill	29,577	29,577
Deferred tax assets	18,547	13,880
Other assets, non-current	3,669	2,136
TOTAL ASSETS	$626,190	$695,243
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$289,176	$347,673
Accrued liabilities	19,763	25,684
Operating lease liabilities, current	6,841	6,236
Total current liabilities	315,780	379,593
Operating lease liabilities, non-current	17,613	15,607
Other liabilities, non-current	4,067	3,844
TOTAL LIABILITIES	337,460	399,044
Stockholders' equity
Common stock	6	6
Treasury stock	(86,857)	(71,103)
Additional paid-in capital	241,179	230,419
Accumulated other comprehensive loss	(25)	(4)
Retained earnings	134,427	136,881
TOTAL STOCKHOLDERS’ EQUITY	288,730	296,199
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$626,190	$695,243

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$66,701	$55,407
Cost of revenue(1)	25,424	23,863
Gross profit	41,277	31,544
Operating expenses:(1)
Technology and development	7,960	6,517
Sales and marketing	24,815	23,127
General and administrative	14,027	12,572
Total operating expenses	46,802	42,216
Operating loss	(5,525)	(10,672)
Interest income	2,564	1,891
Other income (expense), net	258	(465)
Loss before income taxes	(2,703)	(9,246)
Benefit from income taxes	(249)	(3,375)
Net loss	$(2,454)	$(5,871)

Basic and diluted net loss per share of Class A and Class B stock	$(0.05)	$(0.11)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	50,039	52,740
(1)Stock-based compensation expense includes the following:

STOCK-BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$437	$316
Technology and development	1,441	1,008
Sales and marketing	3,238	2,709
General and administrative	3,995	3,026
Total stock-based compensation expense	$9,111	$7,059

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(2,454)	$(5,871)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,212	11,432
Stock-based compensation	9,111	7,059
Deferred income taxes	(4,667)	(4,327)
Accretion of discount on marketable securities	(1,234)	(1,057)
Non-cash operating lease expense	1,690	1,532
Other	(1)	(3)
Changes in operating assets and liabilities:
Accounts receivable	72,184	61,292
Prepaid expenses and other assets	(196)	894
Accounts payable	(58,444)	(55,387)
Accrued liabilities	(1,784)	(833)
Operating lease liabilities	(1,380)	(1,265)
Other liabilities, non-current	257	(712)
Net cash provided by operating activities	24,294	12,754
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(801)	(1,417)
Capitalized software development costs	(7,231)	(6,001)
Purchases of marketable securities	(34,336)	(40,343)
Proceeds from maturities of marketable securities	38,500	29,500
Net cash used in investing activities	(3,868)	(18,261)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of business combination indemnification claims holdback	(2,148)	—
Proceeds from exercise of stock options	939	314
Principal payments on finance lease obligations	(32)	(31)
Payments to acquire treasury stock	(17,500)	(7,898)
Net cash used in financing activities	(18,741)	(7,615)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,685	(13,122)
CASH AND CASH EQUIVALENTS - Beginning of period	78,509	92,382
CASH AND CASH EQUIVALENTS - End of period	$80,194	$79,260

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of net loss:
Net loss	$(2,454)	$(5,871)
Add back (deduct):
Stock-based compensation	9,111	7,059
Depreciation and amortization	11,212	11,432
Interest income	(2,564)	(1,891)
Acquisition-related and other expenses[1]	—	—
Benefit from income taxes	(249)	(3,375)
Adjusted EBITDA	$15,056	$7,354
Revenue	$66,701	$55,407
Adjusted EBITDA margin	23%	13%

	Three Months Ended March 31,
	2024	2023
Reconciliation of net loss per share:
Net loss	$(2,454)	$(5,871)
Add back (deduct):
Stock-based compensation	9,111	7,059
Acquisition-related and other expenses[1]	—	—
Adjustment for income taxes	(1,886)	(1,318)
Non-GAAP net income (loss)	$4,771	$(130)
GAAP diluted EPS	$(0.05)	$(0.11)
Non-GAAP diluted EPS	$0.09	$0.00
GAAP weighted average shares outstanding—diluted	50,039	52,740
Non-GAAP weighted average shares outstanding—diluted	55,006	52,740
Reported GAAP diluted loss per share for the three months ended March 31, 2024 and 2023 were calculated using basic share count. Non-GAAP diluted earnings per share for the three months ended March 31, 2024 was calculated using diluted share count which includes approximately 5 million shares of dilutive securities related to employee stock awards.
1 Beginning in the third quarter of fiscal 2023, we no longer exclude the impact of post-acquisition cash compensation agreements for certain key acquired employees from the Martin acquisition from Adjusted EBITDA and Non-GAAP net income. Prior period amounts for Adjusted EBITDA and Non-GAAP net income have been updated to conform to the current period presentation. For comparative purposes, the impact of this change to our adjusted EBITDA and Non-GAAP net income (loss) for the three months ended March 31, 2023 is a decrease to Adjusted EBITDA income and Non-GAAP net income of $1.0 million.

	Three Months Ended March 31,
	2024	2023
Reconciliation of cash provided by operating activities:
Net cash provided by operating activities	$24,294	$12,754
Less: Purchases of property and equipment	(801)	(1,417)
Less: Capitalized software development costs	(7,231)	(6,001)
Free cash flow	$16,262	$5,336